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                                                                    EXHIBIT 12


                            JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars in millions)


                                                              Six Months Ended
                                                               March 31, 2000
                                                              ----------------

Net income                                                          $187.8
Provision for income taxes                                           138.3
Undistributed earnings of partially-owned affiliates                  (8.6)
Minority interests in net earnings of subsidiaries                    23.1
Amortization of previously capitalized interest                        3.4
                                                                 ---------
                                                                     344.0
                                                                 ---------
Fixed charges:
     Interest incurred and amortization of debt expense               72.4
     Estimated portion of rent expense                                25.9
                                                                 ---------
Fixed charges                                                         98.3
Less:  Interest capitalized during the period                         (4.2)
                                                                 ---------
                                                                      94.1
                                                                 ---------
Earnings                                                            $438.1
                                                                 =========

Ratio of earnings to fixed charges                                     4.5
                                                                 =========


     For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates, minority interest in earnings or losses of consolidated subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.

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